UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Limbach Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5399422
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

31 – 35th Street Pittsburgh, Pennsylvania	15201
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title for each class	Name of each exchange on which
to be so registered	each class is to be registered
Shares of Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1.  Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.0001 per share, of Limbach Holdings, Inc. (the “Registrant”). The description of the shares of common stock set forth under the heading “Description of 1347 Capital Securities” in the Registrant’s Registration Statement on Form S-4 (File No. 333-210772), originally filed with the U.S. Securities and Exchange Commission on April 15, 2016, as thereafter amended and supplemented from time to time, is incorporated by reference herein.

Item 2.  Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 15, 2016

LIMBACH HOLDINGS, INC.

By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer